UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 28, 2023

Diebold Nixdorf, Incorporated
(Exact name of registrant as specified in its charter)
__________________________________________________________

Ohio		1-4879	34-0183970
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

50 Executive Parkway, P.O. Box 2520
Hudson,	Ohio		44236
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code: (330) 490-4000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, $1.25 per value per share	DBD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2023, the People and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Diebold Nixdorf, Incorporated (the “Company”) approved grants of long-term deferred cash awards to the Company’s named executive officers as part of the Company’s overall compensation program for its named executive officers for 2023.

The long-term deferred cash awards for 2023 are being granted in place of time-vested restricted share units (“RSUs”) that have been granted under the Company’s executive compensation program in prior years. The terms of the cash awards are generally consistent with the terms of the Company’s prior RSU grants. In electing to grant long-term deferred cash awards in 2023, the Committee, working together with its compensation consultant, considered the significant impact of the Company’s refinancing at the end of 2022, compensation program designs employed by public companies that have undertaken similar refinancings, and the Committee’s desire to reduce the dilutive impact to shareholders of further equity grants by the Company.

The three-year deferred cash awards provide for the payment of a fixed amount of deferred cash in three equal, annual installments with the first installment to be paid in March 2024. Generally, the named executive officers will be required to be employed by the Company on each payment date to receive a payment. The amount payable to the Company’s executive leadership team over the entire three-year deferral period will be approximately $4.1 million.

The foregoing description of the terms for the three-year deferred cash grants is qualified in its entirety by reference to the Form of Deferred Cash Award Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Form of Deferred Cash Award Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold Nixdorf, Incorporated
April 3, 2023	By:	/s/ Jonathan B. Leiken
		Name:	Jonathan B. Leiken
		Title:	Executive Vice President, Chief Legal Officer and Secretary